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                                                                   EXHIBIT 10.24

   Master Repurchase
   Agreement

   September 1996 Version

   Dated as of September 23, 1998

   Between:

       MERRILL LYNCH MORTGAGE CAPITAL INC.,

       MERRILL LYNCH CREDIT CORPORATION

   and

       LONG BEACH MORTGAGE COMPANY




1.  APPLICABILITY

    From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.  DEFINITIONS

(a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of



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    such a protective decree or the entry of an order
    having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

(b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4 (a) hereof;

(c) "Buyer"s Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d) "Buyer's Margin Percentage', with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e) "Confirmation", the meaning specified in Paragraph 3 (b) hereof,

(f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g) "Margin Deficit", the meaning specified in Paragraph 4 (a) hereof;

(h) "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

(i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination


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    (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

(m) "Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4 (b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4 (a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

(p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4 (a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3 (c) or 11 hereof;

(r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

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3.  INITIATION; CONFIRMATION; TERMINATION

(a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.  MARGIN MAINTENANCE

(a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).


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(b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.  INCOME PAYMENTS

    Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with


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    respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.  SECURITY INTEREST

    Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.  PAYMENT AND TRANSFER

    Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.  SEGREGATION OF PURCHASED SECURITIES

    To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.



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      REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER

      RETAINS CUSTODY OF THE PURCHASED SECURITIES

      Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will] * [may] ** be subject to liens granted by Seller to [its clearing bank] * [third parties] ** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing] * [any]** lien or to obtain substitute securities.

      * Language to be used under 17 C.F.R. (beta)403.4 (e) if Seller is a government securities broker or dealer other than a financial institution.
      ** Language to be used under 17 C.F.R. (beta)403.5(d) if Seller is a financial institution.
--------------------------------------------------------------------------------
1.      SUBSTITUTION

(a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

2.  REPRESENTATIONS

    Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.



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3.  EVENTS OF DEFAULT

    In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

    (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

    (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

    (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.



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    (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

        (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

       (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

        Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

    (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

    (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not


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        increase above the amount of such Repurchase Price
        for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

    (g) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

    (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11 (h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

    (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

4.  SINGLE AGREEMENT

    Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

5.  NOTICES AND OTHER COMMUNICATIONS

    Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to


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    the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

6.  ENTIRE AGREEMENT; SEVERABILITY

    This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.  NON-ASSIGNABILITY; TERMINATION

    (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

    (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

8.  GOVERNING LAW

    This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

9.  NO WAIVERS, ETC.

    No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

10. USE OF EMPLOYEE PLAN ASSETS



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    (a) If assets of an employee benefit plan subject to any provision of the
        Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

    (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

    (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

11. INTENT

    (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

    (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

    (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

    (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined In FDICIA).

12. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

    The parties acknowledge that they have been advised that:

    (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

    (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

    (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Merrill Lynch Mortgage Capital Inc.           Long Beach Mortgage Company

By:                                           By:
       ------------------------------                --------------------------
Title:                                        Title:
       ------------------------------                --------------------------
Date:                                         Date:
       ------------------------------                --------------------------


Merrill Lynch Credit Corporation

By:
       ------------------------------
Title:
       ------------------------------
Date:
       ------------------------------

                                                                 EXECUTION COPY



                                     ANNEX I
                                   (continued)

                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                          MASTER REPURCHASE AGREEMENT,
                      DATED AS OF SEPTEMBER 23, 1998, AMONG
                      MERRILL LYNCH MORTGAGE CAPITAL INC.,
                        MERRILL LYNCH CREDIT CORPORATION
                         AND LONG BEACH MORTGAGE COMPANY

1. APPLICABILITY. These Supplemental Terms and Conditions (the "Supplemental Terms") to the Master Repurchase Agreement (the "Master Repurchase Agreement", and collectively with these Supplemental Terms, the "Agreement") modify the terms and conditions under which the parties hereto, from time to time, enter into Transactions. To the extent that these Supplemental Terms conflict with the terms of the Master Repurchase Agreement, these Supplemental Terms shall control.

2. ADDITIONAL DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Repurchase Agreement. Capitalized terms used in the Master Repurchase Agreement whose definitions are modified in these Supplemental Terms shall, for all purposes of the Agreement, be deemed to have such modified definitions.

               (a) "A Quality Mortgage Loans" shall refer to Mortgage Loans originated in the manner described for such category in the Seller's Underwriting Guidelines.

               (b) "A- Quality Mortgage Loans" shall refer to Mortgage Loans originated in the manner described for such category in the Seller's Underwriting Guidelines.

               (c) "Affiliate" means with respect to any Person, any director, officer, employee or partner of such Person, and any other Person, directly or indirectly controlling, controlled by or under common control with such Person, and any Affiliate of any of the foregoing. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the Person, whether through the ownership of securities, by contract or otherwise.

               (d) "B Quality Mortgage Loans" shall refer to Mortgage Loans originated in the manner described for such category in the Seller's Underwriting Guidelines.

               (e) "B- Quality Mortgage Loans" shall refer to Mortgage Loans originated in the manner described for such category in the Seller's Underwriting Guidelines.

               (f) "Book Net Worth" shall refer to the equity of Seller determined in accordance with GAAP less the sum of (i) intercompany receivables (ii) loans to officers or employees of Seller in excess of $1,000,000 in aggregate and (iii) intangible items.

               (g) "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks located in the States of New York, California or Texas are authorized or permitted to close for business. All references to "business day" in the Master Repurchase Agreement shall be deemed to be references to Business Day.

               (h) "Buyer" shall mean MLCC, in the case of Eligible Assets secured by second liens, and MLMCI in all other cases.

               (i) "Buyer's Margin Amount" shall have the meaning set forth in the Master Repurchase Agreement except that the percentage referred to therein for each Transaction shall be specified in the related Confirmation/Funding Request.

               (j) "C Quality Mortgage Loans" shall refer to Mortgage Loans originated in the manner described for such category in the Seller's Underwriting Guidelines.

               (k) "Closing Agent" shall refer to each title company, closing attorney or other agent that disburses funds on behalf of Seller in connection with the origination of a Wet Mortgage Loan included on the List of Closing Agents attached hereto as Exhibit B; provided that such list may be amended upon notice to Buyer and provided further than any additional Closing Agent shall receive the prior approval of Buyer.

               (l) "CLTV" shall mean, with respect to each Mortgage Loan that is not a first lien residential mortgage loan, the combined loan-to-value ratio calculated as a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan (together with the related senior lien mortgage loans) and the denominator of which is the lesser of the sales price or the appraised value of the related mortgaged property.

               (m) "Confirmation/Funding Request" shall have the meaning of "Confirmation" as set forth in the Master Repurchase Agreement but shall be substantially in the form attached hereto as Exhibit A.

               (n) "Covenant Compliance Certificate" shall refer to a certificate of Seller to the effect that the Seller is in compliance, as of the date of such certificate, with the covenants set forth Section 9(c)(v), 9(c)(vi) and 9(c)(vii) of this Agreement.

               (o) "Custodian" shall refer to Chase Bank of Texas, National Association, or any permitted successor thereto pursuant to the Custody Agreement, as the same shall be amended from time to time.

               (p) "Custody Agreement" shall refer to a custody agreement pursuant to which the Custodian acts as bailee for Buyer.

               (q) "D Quality Mortgage Loans" shall refer to Mortgage Loans originated in the manner described for such category in the Seller's Underwriting Guidelines.

               (r) "Disbursement Instructions" shall refer to the written disbursement instructions sent by Seller to a Closing Agent in connection with the origination of a Wet Mortgage Loan.

               (s) "Dry Mortgage Loans" shall refer to Mortgage Loans other than Wet Mortgage Loans.

               (t) "Eligible Assets" shall refer to duly recorded first or second lien Mortgage Loans originated by Seller or acquired by Seller in the ordinary course of business.

               (u) "GAAP" shall mean generally accepted accounting principles consistently applied.

               (v) "Market Value" shall, in addition to the definition set forth in the Master Repurchase Agreement, provide that (i) buyer shall determine the Market Value for the Purchased Securities in the good faith exercise of its reasonable business judgment from time to time and at such time as it may elect in its sole discretion and (ii) that Buyer shall assign a Market Value of zero with respect to (A) any Mortgage Loan that has been delinquent for more than the Permitted Delinquency Period, (B) any Mortgage Loan with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement or the Custody Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured prior to the date on which Market Value is being determined, (C) any Mortgage Loan that

                      Buyer determines in its sole discretion has not been originated in accordance with applicable laws and (D) any Wet Mortgage Loan that is subject to the Agreement or the Custody Agreement for more than five (5) Business Days in aggregate without having become a Dry Mortgage Loan.

               (w)    "MLCC" shall refer to Merrill Lynch Credit Corporation.

               (x)    "MLMCI" shall refer to Merrill Lynch Mortgage Capital Inc.

               (y) "Mortgage" shall mean a duly recorded first or second mortgage or first or second deed of trust on improved residential real property.

               (z) "Mortgage Loan Schedule" shall have the meaning set forth in Section 3(a) herein.

               (aa) "Mortgage Loans" shall mean those first or second lien residential mortgage loans that Seller has sold to Buyer hereunder and shall include A Quality Mortgage Loans, A-Quality Mortgage Loans, B Quality Mortgage Loans, B-Quality Mortgage Loans, C Quality Mortgage Loans and
                      D Quality Mortgage Loans.

               (bb) "Mortgage Loan Income" shall mean income payable with respect to a Mortgage Loan including all amounts payable on account of such Mortgage Loan whether principal, interest, partial prepayments, prepayments in full, penalties, advance payments or expenses and whether payable by or from the Mortgagor or the servicer for such Mortgage Loan.

               (cc) "Permitted Delinquency Period" shall mean thirty (30) days in the case of all Mortgage Loans; provided, however, that Buyer may, in its sole discretion, extend the Permitted Deliquency Period on a loan-by-loan basis to forty-five
                      (45) days with such reduction in Market Value as Buyer, in its sole discretion, may deem appropriate.

               (dd) "Person" means a corporation, association, partnership, organization, business, trust, individual, a government or political subdivision thereof, any governmental agency or any other entity.

               (ee) "Purchase Date" shall in addition to the meaning set forth in the Master Repurchase Agreement, refer only to that portion of any Purchase Date commencing at the time the Purchase Price is paid and the Purchased Securities are transferred, which payment and transfer shall be deemed to be simultaneous.

               (ff) "Required Loan Documents" shall refer to the documents required to be held by the Custodian as bailee under the Custody Agreement.

               (gg) "Securities" shall, in addition to the definition set forth in the Master Repurchase Agreement, refer to Mortgage Loans; provided, however, that such Mortgage Loans shall not be deemed to be securities for the purposes of any securities or blue sky laws.

               (hh) "Seller" shall refer to Long Beach Mortgage Company, a Delaware corporation.

               (ii) "Seller's Margin Amount" shall have the meaning set forth in the Master Repurchase Agreement except that the percentage referred to therein for each Transaction shall be specified in the related Confirmation/Funding Request.

               (jj) "Seller's Underwriting Guidelines" shall refer to the underwriting guidelines for various categories of Mortgage Loans in the form most recently approved by Buyer in writing.

               (kk) "Servicer" shall refer to Ameriquest Mortgage Company or Long Beach Mortgage Company.

               (ll) "Servicing Agreement" shall, refer to the Master Sub-servicing Agreement dated as of April 28, 1997 between Seller and Ameriquest Mortgage Company, attached hereto as Exhibit C.

               (mm) "Third Person" shall refer to any Person to whom Buyer transfers any portion of its interest in the Eligible Assets.

               (nn) "Transaction" shall, in addition to the definition set forth in the Master Repurchase Agreement, refer to substitutions pursuant to Paragraph 9 of the Master Repurchase Agreement.

               (oo) "Trust Receipt" shall refer to the Trust Receipt substantially in the form attached as an exhibit to the Custody Agreement.

               (pp) "Wet Mortgage Loan" shall refer to a Mortgage Loan for which the Custodian has not issued a Trust Receipt to Buyer at the time the related Purchase Price is paid.

1.       INITIATION, CONFIRMATION.

        (a) Not less than two (2) Business Days prior to each proposed Purchase Date, Seller shall forward to Buyer a detailed listing of the Securities proposed to be the subject of a Transaction (a "Mortgage Loan Schedule"), which Mortgage Loan Schedule shall indicate the category of Mortgage Loan, whether such Mortgage Loan is a Wet Mortgage Loan or a Dry Mortgage Loan and such other information as Buyer may require.

        (b) Seller shall deliver, pursuant to the terms of the Custody Agreement, such documents relating to each Mortgage Loan on the Mortgage Loan Schedule.

        (c) Each Confirmation shall be binding upon Seller and Buyer unless written notice of objection is given by the objecting party to the other party within one (1) business day after the objecting party's receipt of such Confirmation.

        (d) Buyer may, but shall not be required to, deliver Confirmations confirming periodic adjustments in the Pricing Rate for a particular Transaction.

        (e) Notwithstanding Paragraph 3(b) of the Master Repurchase Agreement, in the event of any conflict between the terms of a Confirmation and this Agreement, such Confirmation shall prevail.

        (f) Seller shall, simultaneously with the funding of each Transaction, deliver to Buyer through the Custodian a fully executed Trust Receipt.

1.       MARGIN.

        (a) Paragraph 4(a) of the Master Repurchase Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such paragraph is given at or prior to 12:00 p.m. New York City time on a Business Day, Seller shall transfer the cash or Additional Purchased Securities to Buyer (in the manner contemplated by the Agreement and the Custody Agreement) prior to the close of business in New York City on the date of such notice, and if such notice is given after 12:00 p.m. New York City time, Seller shall transfer the cash or Additional Purchased Securities (in the manner as aforesaid) prior to the close of business in New York City on the Business Day following the date of such notice.

        (b) Paragraph 4(a) of the Master Repurchase Agreement is hereby further amended to provide that Seller shall transfer the cash or Mortgage Loans to Buyer (in the manner contemplated by the Agreement and the Custody Agreement) in accordance with Section 24 of these Supplemental Terms.

        (c) The Master Repurchase Agreement is hereby amended by adding the following sentence at the end of Paragraph 4(a):

               In case of a Margin Deficit with respect to Mortgage Loans, Seller shall transfer cash or Mortgage Loans to satisfy its obligations hereunder; provided, however, Seller may transfer Mortgage Loans only to the extent that they have been reviewed by the Custodian pursuant to the Custody Agreement and the Custodian has furnished its Trust Receipt with respect thereto.

1. INCOME PAYMENTS. All payments and distributions, whether in cash or in kind, made on or with respect to the Mortgage Loans shall, unless otherwise mutually agreed by Buyer and Seller, be paid, delivered or transferred in the case of Mortgage Loans, so long as an Event of Default on the part of Seller shall not have occurred and be continuing, directly to the Servicer from the related mortgagor.

2.       MODIFICATIONS TO THE MASTER REPURCHASE AGREEMENT.

        (a) The Master Repurchase Agreement is hereby amended by adding the following after the last sentence of Paragraph 5:

                      If an Event of Default shall have occurred and be
               continuing, Seller shall collect, or cause to be collected, all Mortgage Loan Income on behalf of Buyer and, upon request of Buyer, shall forward such payments to Buyer immediately upon receipt.

        (b) The Master Repurchase Agreement is hereby amended by adding the following after the last sentence of Paragraph 7:

                      Buyer shall disburse funds to an account specified in
               writing by Seller. In the case of Mortgage Loans, transfer of such Mortgage Loans to Buyer shall occur as of the date on which Buyer receives (i) the Trust Receipt of the Custodian and (ii) a list identifying the Servicer with respect to each such Mortgage Loan, if not otherwise set forth in the Trust Receipt.

                      In the case of Mortgage Loans transferred by Buyer to a
               Third Person, Buyer shall send a notice to the Custodian and transfer of such Mortgage Loans to any Third Person shall occur when such Third Person receives the acknowledgment of the Custodian identifying such Mortgage Loans. Any Mortgage Loans repurchased by Seller pursuant to Paragraph 3(c) or 11(c) of the Master Repurchase Agreement shall be transferred to Seller or its agent upon the receipt by the Custodian from Buyer of a notice of transfer which confirms the release of Buyer's interest in any such Mortgage Loans.

        (c) The Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 8:

                      In the case of Mortgage Loans, Buyer hereby grants to
               Seller the right to perform in Buyer's stead under any repurchase, reverse repurchase or similar transaction in which Buyer has sold, loaned or otherwise transferred the Mortgage Loans in the event that Buyer has defaulted on its obligation to repurchase or accept redelivery of such Mortgage Loans in conformity with the terms of any such transaction and so long as an Event of Default under the Agreement on the part of Seller shall not have occurred and be continuing.

        (d) Paragraph 9 of the Master Repurchase Agreement is hereby amended by adding the following at the end of subparagraph (b):

               (c) In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Securities for the Purchased Securities, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 12:00 p.m. (New York City time) on such Business Day, to substitute substantially the same Securities for any Purchased Securities; provided, however, that Buyer may elect, by the close of business on the Business Day notice is received, or by the close of the next Business Day if notice is given after 12:00 p.m. (New York City time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such other Securities and Buyer's transfer to Seller of such Purchased Securities, and after such substitution, the substituted Securities shall be deemed to be Purchased Securities. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

               (d) In the event Seller exercises its right to substitute or terminate under sub-paragraph (c), Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination , and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith.

        (e) The Master Repurchase Agreement is hereby further amended by adding the following new subsections (i) and (j) to Paragraph 11:

               (i) Any sales of Purchased Securities, pursuant to Paragraph 11(d)(i) of the Agreement, which are Mortgage Loans may be effected in public or private sales as Buyer may reasonably deem appropriate and at such price or prices as Buyer may reasonably deem satisfactory. In the event Buyer elects in lieu of so selling such Purchased Securities to give Seller credit for such Purchased Securities, such credit shall be in an amount equal to the Market Value thereof as of the date of such acceleration.

               (j) Any purchases of Replacement Securities, pursuant to Paragraph 11(d)(ii) of the Agreement, which are Mortgage Loans shall be of the same or similar type, maturity and amount as the Purchased Securities that are not delivered by Buyer and may be effected in purchases in a commercially reasonable manner at such price or prices as Seller may reasonably deem appropriate. In the event Seller elects in lieu of so purchasing such Replacement Securities to be deemed to have purchased Replacement Securities in a commercially reasonable manner as provided in Paragraph 11(d)(ii), such Replacement Securities shall be deemed to have been purchased at the Market Value thereof.

1. DISBURSEMENT OF FUNDS. Seller may request that the parties enter into a transaction hereunder by making a written request for the purchase and sale of Eligible Assets, either by mail or facsimile transmission, to Buyer. Buyer shall pay the Purchase Price within one (1) Business Day of receipt of such notice, so long as the terms and conditions of the Agreement and the Custody Agreement are fully satisfied and no Event of Default hereunder shall have occurred and be continuing. The amount of any such Purchase Price of Eligible Assets shall be in a minimum amount of $100,000 and integral multiples of $100,000 in excess thereof unless otherwise agreed by Buyer in its sole discretion.

2.   SECURITY INTEREST; ASSIGNMENTS.

        (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Buyer shall have a perfected first priority security interest in all of the Purchased Securities.

        (b) Seller shall pay all reasonable fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code, to the extent required by Buyer or its counsel, and any reasonable fees charged by the Custodian.

1.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

        (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

               (i) The execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

               (ii) The Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of such party enforceable against it in accordance with the terms of the Agreement, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (a) Seller represents and warrants as of the date of the Agreement and as of the Purchase Date of each Transaction, as follows:

               (i) All information provided by Seller to Buyer or the Custodian concerning the Mortgage Loans is true and correct in all material respects;

               (ii) the servicing agreement attached hereto as Exhibit C is a true, accurate and complete copy of the servicing agreement which agreement is in full force and effect as of the date of this Agreement and which has not been waived, amended or modified in any respect, other than as disclosed to Buyer, nor have any notices of termination been given thereunder.

               (iii) No Mortgage Loan shall have any scheduled payments of Mortgage Loan Income in default or delinquent by more than the Permitted Delinquency Period;

               (iv) Seller shall cause each Mortgage Loan to be serviced in accordance with standards maintained by the servicers of mortgage loans that are generally accepted in the mortgage servicing industry as reasonable and prudent;

               (v) Seller, immediately prior to the purchase by Buyer under the Agreement, is the legal and beneficial owner of the Mortgage Loans free and clear of any lien, security interest, option or encumbrance;

               (vi) Buyer has a perfected first-priority security interest in each Mortgage Loan subject to no prior lien, charge, encumbrance or rights of others, and no further action, other than the possession by the Custodian of certain documents relating thereto pursuant to the Custody Agreement, including any filing or recordation of any document, is required in order to establish and perfect the liens on and security interest in the Mortgage Loans in favor of Buyer against any third party in any jurisdiction;

               (vii) No Mortgage Loan was subject to any lien or encumbrance at the time of the purchase thereof by Buyer under the Agreement;

               (viii) Notwithstanding any other provision of the Agreement, no
                      Eligible Asset subject to any Transaction hereunder shall have been subject to the Agreement or to the Custody Agreement for more than (1) one hundred and fifty (150) days in aggregate in the case of Dry Mortgage Loans that are the subject of a Takeout Commitment, (2) ninety (90) days in the case of all other Dry Mortgage Loans and (3) five (5) Business Days in the case of Wet Mortgage Loans that have not become Dry Mortgage Loans;

               (ix) The aggregate outstanding Repurchase Price for Mortgage Loans subject to the Agreement at any time does not exceed
                      (1) the lesser of $10,000,000 and 10% of the aggregate outstanding Repurchase Price for all Mortgage Loans in the case of Mortgage Loans with respect to which the Custodian has not received all Required Loan Documents or for which the Custodian has advised Buyer of an irregularity with respect to any Required Loan Documents; provided that Wet Mortgage Loans shall not be considered in the calculations of this clause (1) until such time as Seller is required to deliver Required Loan Documents to the Custodian, (2) the lesser of $10,000,000 and 10% of the aggregate outstanding Repurchase Price of all Mortgage Loans in the case of Mortgage Loans having a CLTV in excess of 90% and
                      (3) the lesser of $15,000,000 and 15% of the aggregate facility amount for all Wet Mortgage Loans;

               (x) The aggregate outstanding Repurchase Price for Mortgage Loans that are not first lien residential mortgage loans does not exceed an amount equal to 20% of the aggregate outstanding Repurchase Price for all Mortgage Loans subject to the Agreement;

               (xi) The CLTV for each Mortgage Loan that is not a first lien residential mortgage loan is not in excess of 90%;

               (xii) Each Eligible Asset has been originated in compliance with the Seller's Underwriting Guidelines and all applicable laws;

               (xiii) Each Wet Mortgage Loan has been funded by a Closing Agent;

               (xiv) Each Wet Mortgage Loan is a first lien residential mortgage loan;

               (xv)   No Eligible Asset has a CLTV in excess of 125%;

               (xvi) Each Mortgage Loan conforms to the representations and warranties set forth in Exhibit E hereto.

        (a)     Seller covenants with Buyer as follows:

               (i) Seller shall be at the time it delivers any Mortgage Loans to the Custodian or Buyer for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and beneficial owner of such Mortgage Loans free and clear of any lien, security interest, option or encumbrance except for the security interest created by the Agreement;

               (ii) All data and other information relating to the Mortgage Loans provided at any time by or on behalf of Seller to the Custodian, whether in writing, by electronic transmission or on computer tape or diskette or otherwise, will be true and correct as reported by Servicer;

               (iii) On an ongoing basis, at Seller's expense without request of Buyer, Seller shall provide Buyer with:

                      (1) Seller's year-end balance sheet and income statement and cash flow statement audited by a firm of independent accountants acceptable to Buyer in its sole discretion, within ninety (90) days after the end of Seller's fiscal year;

                      (2) Seller's quarterly balance sheet and income statement and cash flow statement within forty-five
                             (45) days after the end of the first three fiscal quarters in each of Seller's fiscal years; and

                      (3) Seller's monthly balance sheet and income statement within thirty (30) days after the end of the first two months in each of Seller's fiscal quarters;

               (i) Seller shall promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller where such debt obligation or credit facility is for an amount equal to or greater than $1,000,000; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller which, if adversely determined against Seller either would result in a judgment equal to or greater than $5,000,000 or would materially and adversely affect the Purchased Securities; and (iv) any other developments which might materially and adversely affect the financial condition of Seller;

               (ii) Seller shall experience losses or changes in its financial condition (exclusive of amounts withdrawn for payment of taxes due and payable by the shareholders of Seller) such that at the end of each of two consecutive calendar quarters its Book Net Worth is less than or equal to 80% of its Book Net Worth at the commencement of each such calendar quarter, respectively;

               (iii) Seller's Book Net Worth shall not be less than $35,000,000 at any time from and including the date of the Agreement;

               (iv) The ratio of Seller's outstanding indebtedness to all lenders (including, without limitation, all indebtedness incurred under any loan agreement, warehouse finance agreement and repurchase agreement but excluding any indebtedness to Buyer or any of its Affiliates) to its Book Net Worth shall not at any time be more than 10 to 1;

               (v) Seller shall promptly notify Buyer if Seller's Underwriting Guidelines are amended or supplemented in any way;

               (vi) Seller shall deliver or cause to be delivered to the Custodian the Required Loan Documents relating to each Wet Mortgage Loan within five (5) Business Days of the payment of the Purchase Price therefor;

               (vii) There shall exist, with respect to each Wet Mortgage Loan, a policy of title insurance (or title commitment or title binder to issue same) effective as of the date of origination of such Wet Mortgage Loan, the original of which policy of title insurance (or title commitment or title binder to issue same) shall be delivered to the Custodian in accordance with the terms of the Agreement and the Custody Agreement;

               (viii) Seller shall provide Buyer with a monthly Covenant
                      Compliance Certificate within thirty (30) days of the end of each calendar month;

               (ix) Seller shall provide Buyer, promptly upon Buyer's request, with copies of any Disbursement Instructions requested by Buyer; and

               (x) Seller shall distribute to the related Closing Agent any funds provided to it in connection with the origination of a Wet Mortgage Loan within one (1) Business Day of its receipt of such funds.

1.  EVENTS OF DEFAULT.

     (a) The term "Event of Default" shall, in addition to the definition set forth in the Master Repurchase Agreement, include the following events:

               (i) Any governmental or self-regulatory authority shall take possession of Seller, or any Affiliate thereof, or all or substantially all its property or appoint any such trustee, receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (i);

               (ii) Buyer or Seller shall have reasonably determined that the other party is or will be unable to meet its commitments under this Agreement, shall have notified such other party of such determination and such other party shall not have responded with appropriate information to the contrary to the satisfaction of the notifying party within one (1) Business Day;

               (iii) In the judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or financial condition of Seller;

               (iv) The Agreement shall for any reason cease to create a valid, perfected, first priority security interest in any of the Purchased Securities;

               (v) Seller shall be in default with respect to any normal and customary covenants under any material contract or agreement to which it is a party, such material contract or agreement relating to obligations equal to or greater than $500,000, or where any obligations subject to such acceleration at any time equal or exceed $500,000 which default permits acceleration of the obligations of Seller under such contract or agreement by any other party thereto;

               (vi) Seller shall merge or consolidate into any entity unless the surviving or resulting entity shall be acceptable to Buyer, in its sole discretion, and such entity expressly assumes by written agreement, executed and delivered to Buyer in form and substance satisfactory to Buyer, the performance of all Seller's duties and obligations hereunder and under the Custody Agreement;

               (vii) Buyer shall request assurances as to the financial well-being of Seller and such assurances shall not have been provided in writing within forty-eight (48) hours of receipt of such request; provided, that such request shall be in writing, and if transmitted by facsimile such request shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission.

               (viii) A final non-appealable judgment by any competent court in the United States of America for the payment of money in an amount of at least $500,000 is rendered against the defaulting party, and the same remains undischarged or unpaid for a period of thirty (30) days during which execution of such judgment is not effectively stayed; provided, that such amount shall first be reduced by the expected proceeds of any applicable insurance policy; provided, further, that Seller shall have provided Buyer with written evidence that the Seller is entitled to such proceeds under a current insurance policy, that a claim has been filed under the policy, the related insurance carrier has approved or is reviewing the related claim and that the claim has not been rejected.

               (ix) Any representation or warranty made by Seller in the Agreement or the Custody Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated and such breach is continuing; provided, however, that with respect to any representation or warranty made by Seller with respect to a Mortgage Loan, such circumstance shall not constitute an Event of Default if after determining the aggregate Market Value of all Mortgage Loans subject to Transactions without consideration of the Mortgage Loan with respect to which such circumstances have occurred, no other Event of Default shall have occurred and be continuing;

               (x) Seller shall breach any covenant in the Agreement and such breach is continuing; provided, that with respect to the covenants set forth in Sections 9(c)(iii) and (xii), Seller shall have five (5) days in which to cure such breach;

               (xi) A firm of independent accountants shall have failed to issue an opinion or shall have issued an opinion qualified adversely in any material respect in connection with the most recent audited financial statements of Seller;

               (xii) Seller or any of Seller's Affiliates shall be in default with respect to any contract or agreement with Buyer or any of Buyer's Affiliates.

        (a) In addition to the other remedies available to Buyer or Seller upon the occurrence and during the continuance of an Event of Default by a defaulting party, Buyer shall have the following additional remedies upon the occurrence and during the continuance of an Event of Default by Seller:

               (i) All rights of Seller to receive payments on the Mortgage Loans which it would otherwise be authorized to receive pursuant to Paragraph 5 of the Master Repurchase Agreement as modified by Section 4 of these Supplemental Terms shall cease, and all rights to such payments shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the amounts owed by Seller pursuant to the Agreement.

               (ii) All payments that are received by Seller contrary to the provisions of the preceding clause (i) shall be received in trust for the benefit of Buyer, shall be segregated from other funds of Seller and shall be promptly paid to Buyer.

               (iii) Any funds paid by Buyer to Seller in respect of Wet Mortgage Loans that have not been distributed to a Closing Agent shall be promptly repaid to Buyer.

               (iv) Buyer may unilaterally instruct the Servicer to direct all payments of Mortgage Loan Income directly to Buyer.

               (v) Buyer shall be entitled to the right of set off with respect to any amounts owed by Buyer or any Affiliate of Buyer to Seller or any Affiliate of Seller under any contract, margin account or other arrangement.

        (a) Any sale of Purchased Securities under Paragraph 11 of the Master Repurchase Agreement as modified by these Supplemental Terms shall be conducted in a commercially reasonable manner.

        (b) Expenses incurred in connection with an Event of Default shall include without limitation those reasonable costs and expenses incurred by the nondefaulting party as a result of the early termination of any repurchase agreement or reverse repurchase agreement entered into by the nondefaulting party in connection with the Transaction then in default.

        (c) Any provision of the Agreement to the contrary notwithstanding, no breach of a representation, warranty or covenant with respect to any Mortgage Loan shall be an Event of Default if, after determining the Market Value of the Mortgage Loans without taking into account the Mortgage Loan with respect to which such breach has occurred, no other Event of Default shall have occurred and be continuing.

1.      UNILATERAL TERMINATION BY BUYER.

        (a) At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for some or all of the Transactions under the Agreement shall be deemed to immediately occur in the event that the senior debt obligations or short-term debt obligations of Merrill Lynch & Co., Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally-recognized statistical rating organization.

        (b) The event specified in subparagraph (a) above which may, at the option of Buyer, cause an acceleration of the Repurchase Date for a Transaction shall be in addition to any other rights of Buyer to cause such an acceleration under the Agreement.

1.      FINANCIAL STATEMENTS.

        (a) As of the date hereof, Seller shall provide Buyer with its audited year-end financial statements and its most recent available interim financial statement. Seller shall provide Buyer with Seller's year-end balance sheet, income statement, and cash flow statement, audited by a firm of independent accountants acceptable to Buyer in its sole discretion, within ninety (90) days after the end of Seller's fiscal year, Seller's quarterly balance sheet, income statement and cash flow statement within forty-five (45) days after the end of the first three fiscal Quarters in each of Seller's fiscal years and Seller's monthly balance sheet, income statement within thirty (30) days after the end of the first two months in each of Seller's fiscal quarters.

        (b) Seller shall provide Buyer, at the expense of Seller when requested by Buyer, with all periodic unaudited balance sheets and income statements from time to time as soon after the preparation thereof as practicable.

        (c) Each delivery of Purchased Securities by Seller to Buyer hereunder will constitute a representation by Seller that there has been no material adverse change in Seller's financial condition not disclosed to Buyer since the date of Seller's most recent unaudited balance sheet or income statement delivered to Buyer. Seller shall provide Buyer, from time to time at Seller's expense, with such information concerning Seller of a financial or operational nature as Buyer may reasonably request promptly upon receipt of such request.

1.      PRICE DIFFERENTIAL; REPURCHASE PRICE.

        (a) The Price Differential shall be payable in arrears with respect to each Transaction, together with the Purchase Price therefor, on the termination date for the related Transaction or as may be otherwise mutually agreed upon by the parties and as specified in the related Confirmation.

        (b) All calculations of Price Differential shall be made on the basis of a 360-day year and the actual number of days elapsed.

        (c) Payment of the Repurchase Price (including the Price Differential) shall be made by wire transfer in immediately available funds or in such other manner as may be mutually agreed upon by Buyer and Seller in writing. Amounts received by Buyer after 3:00 p.m., New York City time, on any Business Day shall be deemed to have been paid by Seller and received by Buyer on the next succeeding Business Day.

1.      MAXIMUM TRANSACTION AMOUNT.

        (a) The aggregate outstanding Repurchase Price for the Purchased Securities that are Mortgage Loans shall not at any time exceed $100,000,000.

        (b) The aggregate outstanding Repurchase Price for Purchased Securities that are C Quality Mortgage Loans or D Quality Mortgage Loans shall not at any time exceed 20% of the aggregate outstanding Repurchase Price for all Purchased Securities under the Agreement.

1. TERMINATION. Notwithstanding any provisions of Paragraph 15 of the Master Repurchase Agreement to the contrary, the Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring on the earlier of (i) eleven months and twenty-nine days after the date of the Agreement and
        (ii) the written agreement of Seller and Buyer; provided, however, that notwithstanding the foregoing, the Agreement shall continue in full force and effect until any outstanding Repurchase Price has been paid in full. Upon termination of the Agreement and the payment of the Repurchase Price with respect to all Transactions, Buyer shall release its lien and security interest under the Agreement and assign, transfer and deliver, against receipt, any remaining Purchased Securities and money received in respect thereof to or on the order of Seller. Upon the request of Seller, Buyer will then execute termination statements and such other documents as Seller may reasonably request as are necessary to make clear upon the public record the termination of the lien and security interests created by the Agreement with respect to the Purchased Securities.

2.      ADDITIONAL INFORMATION; CONFIDENTIALITY.

        (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Mortgage Loan that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

        (b) Seller agrees to provide Buyer from time to time with such information concerning Seller of a financial or operational nature as Buyer may reasonably request.

        (c) Each of the parties acknowledges that the Agreement and the Custody Agreement are confidential in nature and each such party agrees that, unless otherwise directed by a court or regulatory entity of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such documents to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with the other parties hereto. This subparagraph (c) shall not apply to information which has entered the public domain through means other than a breach of the foregoing covenant by the party seeking to distribute such documents or which the other party has given written permission to disclose.

1. OPINIONS OF COUNSEL. Seller shall, within thirty (30) days of the date of this Agreement and, upon the request of Buyer, on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Eligible Assets from Buyer in a repurchase transaction, a favorable opinion of Seller's counsel with respect to the matters set forth in Exhibit D hereto, in form and substance reasonably acceptable to Buyer.

2. FURTHER ASSURANCES. Seller shall promptly provide such further assurances or agreements as Buyer may request in order to effect the purposes of the Agreement.

3. BUYER AS ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of the Agreement and taking any action and executing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, after an Event of Default has occurred and is continuing, Buyer shall have the right and power to (i) take any action Buyer deems prudent to direct the receipt of payments on any Mortgage Loan from the Servicer thereof to Buyer or its designee, including, without limitation, the sending of any letter which irrevocably instructs such Servicer to make all payments directly to Buyer or its designee, and
        (ii) receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Purchased Securities and to give full discharge for the same.

4. APPOINTMENT OF AGENT. MLCC hereby appoints MLMCI as its agent for purposes of reviewing and executing Confirmation/Funding Requests, determining Market Value, exercising any termination option provided for in Paragraph 15 of these Supplemental Terms, exercising MLCC's rights under any margin maintenance provision of the Agreement, exercising MLCC's rights under the default provisions of the Agreement and such other purposes as MLCC may direct. The appointment of such agent shall not relieve MLCC of its obligations as Buyer hereunder.

5.      SERVICING ARRANGEMENTS.

        (a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the Purchased Securities contemplated hereby, Seller shall cause the Purchased Securities to continue to be serviced for the benefit of Buyer and, if Buyer shall exercise its rights to sell the Purchased Securities pursuant to this Agreement prior to the related Repurchase Date, Buyer's assigns; provided, however, that, the obligation of Seller to service or cause to be serviced the Purchased Securities for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

        (b) Seller shall service or caused to be serviced the Purchased Securities to be serviced in accordance with the servicing standards for similar assets generally employed by prudent servicers in the mortgage loan industry.

        (c) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, (i) sell its right to the Purchased Securities on a servicing released basis or (ii) terminate the Servicer with or without cause.

1. CROSS-COLLATERALIZATION; RIGHT OF SET-OFF. Buyer may, in its sole discretion upon the occurrence and during the continuation of an Event of Default hereunder, proceed against any assets of Seller held by Buyer or any Affiliate under any agreement and shall have a right of set-off against any amounts owed by Buyer or any Affiliate to Seller under any agreement. In addition, the parties agree that Buyer may, in its sole discretion upon the occurrence and during the continuation of an event of default under any other agreement to which Seller and Buyer or any of its Affiliates are parties, proceed against any assets held by Buyer hereunder and shall have a right of set-off against any amounts owed by Buyer to Seller hereunder.

2. EXPENSES. Seller shall pay its own expenses and all reasonable out-of-pocket costs and expenses: (1) of Buyer incident to the preparation and negotiation of the Agreement, the Custodial Agreement, any documents relating thereto, any amendments or waivers thereto, and the protection of the rights of Buyer thereunder, (including fees and disbursements of counsel up to a maximum amount of $25,000), (2) of Buyer incident to Buyer's due diligence review of the Mortgage Loans and the books and records of Seller relating thereto, up to a maximum amount of $75,000, and (3) of Buyer incident to the enforcement of payment of amounts due under the Agreement or the Custodial Agreement, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving Seller. Notwithstanding any provision hereof to the contrary, the obligations of Seller under this Paragraph 23 shall be effective and enforceable whether or not any Transaction remains outstanding and shall survive payment of all other obligations owed by Seller to Buyer.

3. COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

4. BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and assigns of the parties hereto, whether expressed or not.

5. NOTICES AND OTHER COMMUNICATIONS. Any provision of Paragraph 13 of the Master Repurchase Agreement to the contrary notwithstanding, any notice required or permitted by the Agreement shall be in writing (including telegraphic, facsimile or telex communication) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in Annex II attached hereto.

6. INCORPORATION OF TERMS. The Master Repurchase Agreement as supplemented hereby shall be read, taken and construed as one and the same instrument.

                                                                      EXHIBIT A

                                            CONFIRMATION/FUNDING REQUEST

TO:  Long Beach Mortgage Company             FROM: Merrill Lynch Mortgage Capital Inc.
     1100 Town and Country Road, Ste 1600          101 Hudson Street, 12th Floor
     Orange, California 92868                      Jersey City, NJ  07302
     Attention: Terrin Enssle                      Attention:  Michael Fiorino

Merrill Lynch Mortgage Capital Inc. ("Buyer") is pleased to confirm your sale and our purchase of the Mortgage Loans listed on Attachment I hereto pursuant to the Master Repurchase Agreement (including the supplemental terms set forth in Annex I thereto), dated as of September 23, 1998 (the "Master Repurchase Agreement") among Buyer and Long Beach Financial Corporation under the following terms and conditions:

ORIG PRIN AMT OF MTG LOANS:
                                   -----     -----     -----     -----
REM PRIN AMT OF MTG LOANS:
                                   -----     -----     -----     -----
PURCHASE DATE:
                                   -----     -----     -----     -----
REPURCHASE DATE:
                                   -----     -----     -----     -----
PURCHASE PRICE:
                                   -----     -----     -----     -----
PRICING RATE:
                                   -----     -----     -----     -----
PRICE DIFFERENTIAL DUE:
                                   -----     -----     -----     -----
BUYER'S MARGIN AMOUNT:
                                   -----     -----     -----     -----
SELLER'S MARGIN AMOUNT:
                                   -----     -----     -----     -----

The Master Repurchase Agreement is incorporated by reference into this Confirmation/Funding Request and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Repurchase Agreement.



 LONG BEACH MORTGAGE COMPANY                    MERRILL LYNCH MORTGAGE
                                                CAPITAL INC.

 BY:                                            BY:
         ---------------------------                   -------------------------
 NAME:                                          NAME
         ---------------------------                   -------------------------
 TITLE:                                         TITLE:
         ---------------------------                   -------------------------

                                                                    ATTACHMENT 1
                                                                    TO EXHIBIT A


                 CONFIRMATION/FUNDING REQUEST FOR MORTGAGE LOANS


                                 Request No. ___


                                 Date: _________


 Investor     Product     Wire      Loan     Borrower     Loan    Purchase    Market     Note     No. Days   Maturity  Wet/
               Type       Date     Number    Last        Amount      Price    Value      Rate     Delinquent   Date    Dry
             --------     ----     ------    ---         ------    -------    ------     ----     ---------- -------   ---

TOTALS:


















Long Beach Financial Corporation

By:    ______________________________

Title: ______________________________

Date:  ______________________________                         Amount to be
                                                              funded by Buyer:
                                                              $________________

-------------------------------------------------------------------------------
 ** Long Beach Mortgage Company hereby represents that as of the related Purchase Date no warehouse lien or other lien or encumbrance exists with respect to the above-referenced Mortgage Loans.


                                     A-1-1

                                                                       EXHIBIT B


                             LIST OF CLOSING AGENTS

                                                                       EXHIBIT C




                               SERVICING AGREEMENT

                                                                       EXHIBIT D


                          OPINION OF COUNSEL TO SELLER

1. Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all power and authority (corporate and other) to enter into and perform its obligations under the Agreement. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, prospects, assets or condition (financial or other) of Seller and its subsidiaries, considered as a whole.

2. The Agreement has been duly authorized, executed and delivered by Seller.

3. The consummation of any of the transactions contemplated by the Agreement will not conflict with, result in a breach of, or constitute a default under the charter or bylaws of Seller or the terms of any indenture or other agreement or instrument known to us to which Seller is party or bound, or any order known to such counsel to be applicable to Seller or any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

4. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transaction contemplated by the Agreement which, if adversely determined, would have a material adverse effect on Buyer.

5. Each note relating to a Mortgage Loan will have been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest in and to that Mortgage Loan from Seller to Buyer. Each assignment of Mortgage related to each Mortgage Loan is in recordable form and is sufficient under applicable law to validly and effectively transfer all right, title and interest of Seller to Buyer. The Agreement together with (a) the delivery of such related notes to the Custodian; (b) the endorsement of such Notes in blank; and
        (c) the delivery of the assignments of Mortgages related to the Mortgage Loans to the Custodian in recordable form assigning such Mortgages in blank, creates a valid, perfected security interest in such Mortgage Loans in favor of Custodian for the benefit of Buyer; such security interest will have the same priority and will be subject to the same security interests and liens as apply to such Mortgage Loans in the hands of Seller.

6. The Agreement constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.


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

7. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by the Agreement.

8. The consummation of any of the transactions contemplated by the Agreement will not conflict with, result in a breach of, or constitute a default under any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.






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

                                                                       EXHIBIT E

                         REPRESENTATIONS AND WARRANTIES

                             Part I. Eligible Asset

        As to each Eligible Asset on a Purchase Date (and the related Mortgage, mortgage Note, assignment of Mortgage and mortgaged property), Seller shall be deemed to make the following representations and warranties to Buyer as of such date and as of each date Market Value is determined. With respect to any representations and warranties made to the best of Seller's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of Seller, then, notwithstanding that such representation and warranty is made to the best of Seller's knowledge, such Mortgage Loan shall be assigned a Collateral Value of zero.

        1. Seller has good title to and is the sole owner and holder of the Mortgage Loan.

        2. Immediately prior to the pledge and grant of security interest to Buyer, the Note and the Mortgage Loan were not subject to an assignment or pledge, and Seller has full right and authority to pledge and assign the Mortgage Loan to Buyer.

        3. Seller is transferring such Mortgage Loan to Buyer free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loan.

        4. The information set forth on the List of Eligible Assets is true and correct in all material respects as of the date of the origination of the Mortgage Loan.

        5. Each Mortgage Loan has been originated and serviced in compliance with all applicable federal, state and local laws and regulations and the terms of the related Note and Mortgage.

        6. The related Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        7. The related Mortgage is a valid and enforceable first lien or second lien on the related mortgaged property, which mortgaged property, to the best of Seller's knowledge, is free and clear of all encumbrances and liens (including mechanics liens) having priority over the first lien of the Mortgage except for:
(i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender's title insurance policy delivered to the originator of the Mortgage Loan and




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

referred to in the appraisal made in connection with the origination of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

        8. Any security agreement, chattel mortgage or equivalent document related to such Mortgage Loan establishes and creates a valid and enforceable lien on the property described herein.

        9. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Borrower, directly or indirectly, for the payment of any amount required under the Mortgage Loan under the Mortgage Loan.

        10. Except as otherwise disclosed by written instruments included in the related documents required to be held by the Custodian pursuant to the Custodial Agreement with respect to such Mortgage Loan (the "Mortgage File"), Seller has not impaired, waived, altered or modified the related Mortgage or Note in any material respect, or satisfied, canceled, rescinded or subordinated such Mortgage or Note in whole or in part or released all or any material portion of the mortgaged property from the lien of the Mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the Note or Mortgage.

        11. The Mortgage has not been satisfied, canceled or subordinated, in whole, or rescinded, and the mortgaged property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the loan-to-value ratio for the Mortgage Loan as set forth in the List of Eligible Assets, nor to the best of Seller's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

        12. No condition exists which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted.

        13. To the best of Seller's knowledge, there is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any mortgaged property.

        14. Each Mortgage Loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the mortgaged property is located or (ii) if generally acceptable in the jurisdiction where the mortgaged property is located, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located. All of Seller's rights under such policies, opinions or other instruments shall be deemed to be transferred and assigned to Buyer upon transfer and pledge of the Mortgage Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, insuring the original lender, its successor and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of the Mortgage



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

Loan, subject to the exceptions contained in such policy. Seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. Seller has not made and has no knowledge of any claims made as of the Purchase Date under such mortgagee title insurance policy. Seller has no knowledge as to whether or not any such claims may be made at any time in the future relating to actions which predate the Purchase Date; and Seller shall notify Buyer if it becomes aware of any such claim. Seller is not aware of any action by a prior holder and Seller has not done, by act or omission, anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title.

        15. Except for delinquent monthly payments, there exists no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration. Seller has not waived any such default, breach, violation or event of acceleration.

        16. With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments made by Seller have been performed in accordance with the terms of the related Note or subsequent modifications, if any.

        17. With respect to any Mortgage Loan for which Seller is holding escrow funds, and to the best of Seller's knowledge with respect to all other Mortgage Loans, as of the time of origination, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related mortgaged property.

        18. No foreclosure proceedings are pending against the related mortgaged property, and to Seller's best knowledge, no material litigation or lawsuit relating to the Mortgage Loan is pending and the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding.

        19. The Mortgage Loan obligates the Borrower thereunder to maintain a hazard insurance policy ("Hazard Insurance") in an amount at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of such mortgaged property on a replacement cost basis and (ii) the outstanding principal balance of the Mortgage Loan, in either case in an amount sufficient to avoid the application of any "co-insurance provisions". If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The Mortgage obligates the Borrower to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Borrower's cost and expense, and on the Borrower's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Borrower's cost and expense, and to seek reimbursement therefor from the Borrower. The mortgaged property is covered by Hazard Insurance.



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

        20. The Note is not and has not been secured by any collateral except the lien on the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

        21. Subject to any applicable laws, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the Mortgagee thereunder. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure and (ii) otherwise by judicial foreclosure. To the best of Seller's knowledge, since the date of origination of the Mortgage Loan, the mortgaged property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Borrower has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Borrower that would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the Mortgage. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Borrower. The Borrower has not notified Seller and Seller has no knowledge of any relief requested or allowed to the Borrower under the Soldiers and Sailors Civil Relief Act of 1940.

        22. Except as set forth in the appraisal which forms part of the related Mortgage File, the mortgaged property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the mortgaged property as security for the Mortgage Loan or the use for which the premises were intended and Seller has no knowledge of any proceeding pending for the total or partial condemnation of such Mortgage Property.

        23. There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or, to Seller's knowledge, by the Borrower, any appraiser or any other party involved in the origination of the Mortgage Loan.

        24. Each Mortgage File contains an appraisal of the mortgaged property indicating an appraised value equal to the appraised value identified for such mortgaged property on the List of Eligible Assets, unless indicated in Seller's Underwriting Guidelines. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

        25. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the mortgaged property is located.



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

        26. No improvements on the related mortgaged property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the mortgaged property unless there exists in the Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

        27. Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed and the Note is payable on the first day of each month.

        28. The Mortgage Loan bears interest at the mortgage interest rate as disclosed in the electronic tape relating to the Mortgage Loans forwarded by Seller to Buyer and the Note does not permit negative amortization.

        29. With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due Seller have been capitalized under any Mortgage or the related Note.

        30. No Mortgage Loan contains provisions pursuant to which monthly payments are: (i) paid or partially paid with funds deposited in any separate account established by Seller, the Borrower, or anyone on behalf of the Borrower; (ii) paid by any source other than the Borrower or (iii) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

        31. To Seller's best knowledge, the mortgaged property is lawfully occupied under applicable law.

        32. Each Mortgage Loan has been underwritten in accordance with Seller's Underwriting Guidelines and Policies (on the basis of its classification of an A Quality Non-Conforming Mortgage Loan, A- Quality Non-Conforming Mortgage Loan, B Quality Non-Conforming Mortgage Loan, B- Quality Non-Conforming Mortgage Loan, C Quality Non-Conforming Mortgage Loan or D Quality Non-Conforming Mortgage Loan, as applicable) in effect at the time the Mortgage Loan was originated or purchased by Seller.

        33. No law relating to servicing, collection or notification practices and no law relating to origination practices, has been violated in connection with any Mortgage Loan transferred to Buyer pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws. The Mortgage Loan has been serviced by Seller and any predecessor servicer in accordance with the terms of the Note.


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

        34. No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a mortgaged property or (b) facilitating the trade-in or exchange of a mortgaged property.

               (A) Except for Mortgage Loans for which a portion of the proceeds of the loan, such amount not exceeding $10,000, are held by the Seller to cover the cost of repairs to the related Mortgaged Property, such Mortgage Loans not to exceed 10% of all Mortgage Loans subject to Transactions, by principal balance, the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Borrower and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Borrower is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Note or Mortgage.

        1. To the best of Seller's knowledge, there are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

        2. As to each fixed rate Mortgage Loan, interest is calculated on the Note on the basis of twelve 30 day months and a 360 day year, and, as to each adjustable rate Mortgage Loan, interest is calculated on the Note on the basis of the number of days in the related interest accrual period.

        3. The mortgaged property consists of either (i) a single parcel of real property or (ii) more than one parcel of real property (as determined for tax purposes only) which parcels are contiguous and are subject to a single deed or title, in each case with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or a manufactured dwelling attached to a permanent foundation, or an individual unit in a planned unit development or a townhouse. No residence or dwelling is a mobile home. No Mortgage Loan is secured by a leasehold estate.

                                    ANNEX II



             Names and Addresses for Communications Between Parties



                       MERRILL LYNCH MORTGAGE CAPITAL INC.
                            Timothy M. Loughlin, Jr.
                                 Vice President
                        Merrill Lynch World Headquarters
                             World Financial Center
                             North Tower - 8th Floor
                            New York, New York 10281
                            Telephone: (212) 449-5939
                            Telecopy: (212) 449-6673

                        MERRILL LYNCH CREDIT CORPORATION
                     c/o Merrill Lynch Mortgage Capital Inc.
                            Timothy M. Loughlin, Jr.
                                 Vice President
                        Merrill Lynch World Headquarters
                             World Financial Center
                             North Tower - 8th Floor
                            New York, New York 10281
                            Telephone: (212) 449-5939
                            Telecopy: (212) 449-6673

                           in each case with a copy to

                                 Michael A. Blum
                                    Director
                        Merrill Lynch World Headquarters
                             World Financial Center
                             North Tower - 8th Floor
                            New York, New York 10281
                            Telephone: (212) 449-8486
                            Telecopy: (212) 449-6673

                                       and

                              Michael P. Peck, Esq.
                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048
                            Telephone: (212) 839-5576
                            Telecopy: (212) 839-5599


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

                                       and

                           LONG BEACH MORTGAGE COMPANY
                                  Terrin Enssle
                           1100 Town and Country Road
                                   Suite 1600
                            Orange, California 92868
                            Telephone: (714) 541-5378
                            Telecopy: (714) 560-0508








                                      II-1